EXHIBIT 23.2



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our audit report dated March 27, 2010, relating to the financial statements of BioCurex, Inc. for the years ended December 31, 2009 and 2008, in the Registration Statement on Post-Effective Amendment No. 1 to Form S-1 of BioCurex, Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

July 7, 2010